Exhibit 10.3

AMENDMENT NO. 2 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 to Employment Agreement (this “Amendment”), effective as of March 4, 2008, by and between AboveNet, Inc., a Delaware corporation having its principal offices at 360 Hamilton Avenue, White Plains, New York  10601 (the “Company”), and Michael Doris residing at 10 Nathan Court, Syosset, New York  11791 (“Employee”).

WHEREAS, the Company and Employee entered into an Employment Agreement made as of August 31, 2003 and an Amendment No. 1 to Employment Agreement made as of December 30, 2005 (collectively, the “Employment Agreement”); and

WHEREAS, the Company and Employee desire to amend the Employment Agreement as provided herein;

NOW, THEREFORE,  for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Employment Agreement as follows:

1.               The following sections shall be added after Section 3(b)(ii):

“(iii)                Calendar Year 2007.  In lieu of any bonus due under Section 3(b)(ii) above, with respect to calendar year 2007, the Employee will be entitled to a bonus of $150,000.00 (the “2007 Annual Bonus”), which shall be paid on or about March 15, 2008.

(iv)                  Calendar Year 2008.  In lieu of any bonus due under Section 3(b)(ii) above, with respect to calendar year 2008, the Employee will be entitled to a prorated bonus of $150,000.00 (the “2008 Annual Bonus”), which shall be paid within ten (10) days of his date of termination.  The prorated bonus shall be calculated by multiplying $150,000.00 by a fraction, the numerator of which shall be the number of days between January 1, 2008 and the date of the Employee’s date of termination and the denominator of which shall be 366.”

2.               New Section 3(d) and new Section 3(e) shall be added after Section 3(c):

“(d)                 2006 Securities Filing Payment.  At such time as the Company completes and files with the Securities and Exchange Commission a Form 10-K with respect to the Company’s financial position for its fiscal year 2006, then the Employee shall be paid $50,000.00 (the “2006 Securities Filing Payment”), with such payment to be made within ten (10) days of the filing.

(e)                   2007 Securities Filing Payment.  At such time as the Company completes and files with the Securities and Exchange Commission a Form 10-K or Form 8-K with respect to the Company’s financial position for its fiscal year 2007, then the Employee shall be paid $50,000.00 (the “2007 Securities Filing Payment”), with such payment to be made within ten (10 days of the filing.  If the 2006 Securities Filing Payment has not been paid by the due date for the payment of the 2007 Securities Filing Payment, then the 2006 Securities Filing Payment shall also be paid simultaneously with the 2007 Securities Filing Payment.”

3.               Provided that the Employee executes and delivers the attached Separation of Employment and General Release Agreement annexed hereto as Exhibit A, then upon termination of Employee’s employment by the Company without Cause, the Employee shall be entitled to receive from the Company, in addition to the remuneration set forth in Section 8(d)(iii) above, the following:

a.             Section 8(d)(iii)(C) shall be amended by substituting “18 months” for “12 months”.

b.             Section 8(d)(iii) shall be amended by deleting the word “and” before subsection (C) and adding the following clause at the end of subsection (C):

and (D) the Company and Employee shall execute and deliver the Consulting Contract annexed hereto as Exhibit B, providing for consulting services by Employee to the Company for a period of nine (9) months.”

5.     The following shall be added at then end of Section 25:

“The Company agrees to pay the Employee’s legal fees and expenses up to a maximum of $10,000.00 directly to the Employee’s law firm against invoices for time and expenses solely with respect to the negotiation of Amendment No. 2  to Employment Agreement, any consulting arrangement, any separation agreement and release, and the terms and conditions with respect to Employee’s termination of employment.”

6.               The Employee’s employment shall be terminated without Cause upon the signature of this amendment.

Except as expressly set forth in this Amendment, the Employment Agreement shall remain in full force and effect and together with this Amendment shall constitute the entire agreement between the Company and the Employee with respect to the subject matter set forth therein and herein and supersede all prior agreements between such parties with respect to such subject matter.  Capitalized terms used in this Amendment that are not otherwise defined shall have the meaning set forth in the Employment Agreement.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

AboveNet, Inc.

By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President

/s/ Michael Doris
Michael Doris